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                                                                       EXHIBIT 1



                               E'TOWN CORPORATION

                                   $75,000,000

                                MEDIUM-TERM NOTES

                             DISTRIBUTION AGREEMENT



                                 ________, 1998

                            _____________, New Jersey



A.G. Edwards & Sons, Inc.
One North Jefferson
St. Louis, Missouri  63103

Legg Mason Wood Walker, Incorporated
100 Light Street, 34th Floor
Baltimore, MD 21202

Dear Sirs:

         E'town Corporation, a New Jersey corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale by the Company of up to $75,000,000 aggregate principal amount of its Medium-Term Notes (the "Notes").

         The Company proposes to issue the Notes under its Indenture (the "Indenture") dated as of ___________, 1998 to Summit Bank and its successors, if any ("Summit"), as trustee (the "Indenture Trustee").

         The Notes will be issued in minimum denominations of $______ and integral multiples thereof (unless otherwise specified by the Company), will be issued only in fully registered form and will have the annual interest rates, maturities and, if appropriate, other terms set forth in a supplement or supplements to the Prospectus referred to below. The Notes will be issued, and the terms thereof established, in accordance with the Indenture and, in the case of Notes sold pursuant to Section 2(a), the Administrative Procedures for the Notes, attached hereto as Exhibits A and B, respectively (the "Procedures"). The Procedures may only be amended by written agreement of the
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Company and you after notice to, and with the approval of, the Indenture
Trustee. For the purposes of this Agreement, the term "Agent" shall refer to either of you acting solely in the capacity as agent for the Company pursuant to
Section 2(a) and not as principal, the term "Purchaser" shall refer to either of you acting solely as principal pursuant to Section 2(b) and not as agent, and the term "you" shall refer to you together at any time either of you is acting in both such capacities or in either such capacity.

         1. Representations and Warranties. The Company represents and warrants to, and agrees with, you as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (c) hereof.

                  (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (File No._________), including a basic prospectus, which has become effective, for the registration under the Act of up to $75,000,000 aggregate initial offering price of Notes. Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(ix) or (x) under the Act and complies in all other material respects with said Rule. The Company has included in such registration statement, or has filed or will file with the Commission pursuant to the applicable paragraph of Rule 424 under the Act, a supplement or supplements to the form of prospectus included in such registration statement relating to the Notes and the plan of distribution thereof (any of such supplements, a "Prospectus Supplement"). In connection with the sale of Notes, the Company proposes to file with the Commission pursuant to the applicable paragraph of Rule 424 under the Act further supplements to the Prospectus Supplement providing for the specification of or a change in the interest rates, if any, maturity dates, issuance prices, redemption terms and prices, if any, and, if appropriate, other terms of the Notes sold pursuant hereto or the offering thereof (any such supplement being hereinafter called a "Pricing Supplement").

                  (b) At each of the following times: (i) as of the Execution Time, (ii) on the Effective Date, (iii) when any supplement to the Prospectus is filed with the Commission, (iv) as of the date of any Terms Agreement (as defined by Section 2(b)) and (v) at the date of delivery by the Company of any Notes sold hereunder (a "Closing Date"), (1) the Registration Statement, as amended as of any such time, and the Prospectus, as supplemented as of any such time, and the Indenture, each as amended or supplemented as of any such time, complied or will comply as to form in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the respective rules thereunder;
                           (2) the Registration Statement, as amended as of any such time, did not or will not contain an untrue statement of a material fact or omit to state a


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                           material fact required to be stated therein or
                           necessary in order to make the statements therein not misleading; and (3) the Prospectus, as supplemented as of any such time, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (A) that part of the Registration Statement that shall constitute the Statements of Eligibility and Qualification (Forms T-1) under the Trust Indenture Act of the Indenture Trustee, (B) any information contained in any Prospectus Supplement relating to The Depository Trust Company ("DTC") or DTC's book-entry system or (C) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by you specifically for use in connection with the preparation of the Registration Statement or the Prospectus (or any supplement thereto).

                  (c) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "Effective Date" shall mean the later of (i) each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective or (ii) the time and date of the filing of the Company's most recent Annual Report on Form 10-K. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Basic Prospectus" shall mean the form of basic prospectus relating to the Notes contained in the Registration Statement at the Effective Date (unless such basic prospectus has been amended by the Company subsequent to the Effective Date, in which case "Basic Prospectus" shall mean the form of basic prospectus as so amended). "Prospectus" shall mean the Basic Prospectus as supplemented by the Prospectus Supplement and as it may be further amended or supplemented at the particular time referred to. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as it may be amended at the particular time referred to. "Rule 415" and "Rule 424" refer to such rules under the Act. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amended", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic


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                           Prospectus, the Prospectus Supplement or the
                           Prospectus, as the case may be, deemed to be incorporated therein by reference.

                  (d) Neither the Company nor any of its Subsidiaries (as hereinafter defined) has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which has had or is reasonably likely to have a material adverse effect on the financial position, stockholders' equity or results of operations of the Company and its Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock (other than pursuant to any stock purchase, dividend reinvestment, savings, bonus, incentive, or similar plan, or conversions of convertible securities into common stock) or long-term debt (other than normal amortization of debt premium and discount, bank or finance company borrowings and repayments in the ordinary course, or additional issuances or repurchases of commercial paper) of the Company or its Subsidiaries (except as may relate to (i) a trust fund relating to certain public financing for The Mount Holly Water Company relating to its Mansfield Project, and (ii) debenture payments that may be required pursuant to the indenture relating to the 6-3/4% Convertible Subordinated Debentures of E'town Corporation on the death of a holder) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus.

                  (e) Each of Elizabethtown Water Company, The Mount Holly Water Company, E'town Properties, Inc., Applied Water Management, Inc., Liberty Water Company and Edison Water Company (collectively the "Subsidiaries") and the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company and its Subsidiaries taken as a whole; and all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly


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                           issued, are fully paid and nonassessable and are
                           owned beneficially by the Company subject to no security interest, other encumbrance or adverse claim.

                  (f) The creation, issuance and sale of the Notes have been duly and validly authorized by the Company and, when issued and authenticated in accordance with the provisions of the Indenture and delivered and paid for by the purchasers thereof, the Notes will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture equally and ratably with the securities outstanding thereunder; this Agreement and the Indenture have been duly authorized, executed and delivered by the Company and constitute valid and legally binding instruments, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to an implied covenant of good faith, reasonableness and fair dealing; and the Notes and the Indenture conform in all material respects to the descriptions thereof in the Registration Statement and the Prospectus.

                  (g) The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Indenture, this Agreement and any Terms Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject (except that, for purposes of this representation and warranty, compliance with any financial covenant requiring an arithmetic computation (not determinable at the Execution Time) in respect of any Notes shall be measured at the time of the establishment of the terms of such Notes), nor will such action result in any violation of the provisions of the Company's Certificate of Incorporation, as amended, or the Bylaws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its property or assets; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Company of the other transactions contemplated by this Agreement or any Terms Agreement or the Indenture except such as have been obtained prior to the Execution Time under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the public offering of the Notes.


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                  (h)      Other than as set forth or contemplated in the
                           Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a material adverse effect on the financial position, stockholders' equity or results of operations of the Company and its Subsidiaries taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (i) There are no contracts or documents of the Company or any of its Subsidiaries that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement by the Act or by the rules and regulations thereunder that have not been so described or filed.

                  (j) The Company is not in violation of any of its organizational documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject.

                  (k) The Company is not, and, after giving effect to the offering and sale of the Securities, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

         2. Appointment of Agents; Solicitation by the Agent of Offers to Purchase; Sales of Notes to a Purchaser.

                  (a) Subject to the terms and conditions set forth herein, the Company hereby authorizes each of the Agents to act as its agent to solicit offers for the purchase of all or part of the Notes from the Company. On the basis of the representations and warranties, and subject to the terms and conditions set forth herein, each Agent agrees, as agent of the Company, to use its reasonable best efforts to solicit offers to purchase the Notes from the Company upon the terms and conditions set forth in the Prospectus (and any supplement thereto) and in the Procedures. The Company reserves the right, in its sole discretion, to reject any offer to purchase Notes, in whole or in part. In addition, the Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Notes. Upon receipt of instructions from the Company, the Agents will forthwith suspend


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                           solicitations of offers to purchase Notes from the
                           Company until such time as the Company has advised them that such solicitation may be resumed. The Company agrees to pay each Agent a commission on the Closing Date with respect to each sale of Notes by the Company as a result of a solicitation made by such Agent pursuant to this subsection, in an amount equal to that percentage specified in Schedule I hereto of the aggregate principal amount of the Notes sold by the Company. Such commission shall be payable as specified in the Procedures. Subject to the provisions of this Section 2 and to the Procedures, offers for the purchase of Notes may be solicited by the Agents as agents for the Company at such times and in such amounts as the Agents deem advisable. The Company may from time to time offer Notes for sale otherwise than through an Agent; provided, however, that so long as this Agreement shall be in effect the Company shall not solicit or accept offers to purchase Notes through any agent other than the Agents unless (I) such agents have entered into a Distribution Agreement with the Company providing for the sale of Notes on terms and conditions substantially similar to those contained herein, and
                           (ii) such solicitation or acceptance is on terms with respect to commissions substantially similar to those set forth in Exhibit A hereto and the Company shall give the Agents reasonable notice of the appointment of such agent for the purpose of soliciting the Notes.

                  (b) Subject to the terms and conditions stated herein, whenever the Company and you determine that the Company shall sell Notes directly to you as Purchaser, each such sale of Notes shall be made in accordance with the terms of this Agreement and, unless otherwise agreed by the Company and the Purchaser, any supplemental agreement relating thereto between the Company and the Purchaser. Each such supplemental agreement (which shall be substantially in the form of Exhibit C hereto) is herein referred to as a "Terms Agreement". The Purchaser's commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall describe the Notes to be purchased by the Purchaser pursuant thereto, specify the principal amount of such Notes, the price to be paid to the Company for such Notes, the rate at which interest will be paid on the Notes, the Closing Date for such Notes, the place of delivery of the Notes and payment therefor, the method of payment and any modification of the requirements for the delivery of the opinions of counsel, the certificates from the Company or its officers, and the letter from the Company's independent auditors, pursuant to Section 6(b). Such Terms Agreement shall also specify the period of time referred to in Section 4(m). Delivery of the certificates for Notes sold to the Purchaser pursuant to any Terms Agreement shall be made as agreed to between the Company and the Purchaser as set forth in the respective Terms Agreement, not later than the Closing Date set forth in such Terms Agreement, against payment of funds to the Company in the net


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                           amount due to the Company for such Notes by the
                           method and in the form set forth in the respective Terms Agreement.


                  (c) The Agents shall not have any obligation to purchase Notes from the Company as principal. However, absent an agreement between an Agent and the Company that such Agent shall be acting solely as an agent for the Company, such Agent shall be deemed to be acting as principal in connection with any offering of Notes by the Company through such Agent. Accordingly, the Agents, individually or in a syndicate, may agree from time to time to purchase Notes from the Company as principal for resale to investors and other purchasers determined by such Agents. Any purchase of Notes from the Company by an Agent as principal shall be made in accordance with this Agreement, including the Administrative Procedures attached hereto.

         3. Offering and Sale of Notes. The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

         4. Agreements. The Company agrees with you that:

                  (a) Prior to the termination of the offering of the Notes, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus (except for (i) periodic or current reports filed under the Exchange Act, (ii) a Pricing Supplement or (iii) a supplement relating to an offering of Securities other than the Notes) unless the Company has furnished you a copy for your review prior to filing and given you a reasonable opportunity to comment on any such proposed amendment or supplement. Subject to the foregoing sentence, the Company will cause each supplement to the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424 within the time period prescribed. The Company will promptly advise you (i) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424, (ii) when, prior to the termination of the offering of the Notes, any amendment of the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.


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                  (b)      If, at any time when a prospectus relating to the
                           Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify you to suspend solicitation of offers to purchase Notes (and, if so notified by the Company, you shall forthwith suspend such solicitation and cease using the Prospectus as then supplemented), (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request. If such amendment or supplement, and any documents, certificates and opinions furnished to you pursuant to paragraph (g) of this Section 4 in connection with the preparation of filing of such amendment or supplement are satisfactory in all respects to you, you will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to the Registration Statement, if such an amendment is required, resume your obligation to solicit offers to purchase Notes hereunder.

                  (c) During the term of this Agreement, the Company will timely file all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. In addition, on the date (or as soon as practicable thereafter) on which the Company makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Company proposes to describe, in a document filed pursuant to the Exchange Act, the Company will furnish to you the information contained in such announcement. The Company will notify you of any downgrading in the rating of the Notes or any other debt securities of the Company or its Subsidiaries, or any public announcement of placement of the Notes or any other debt securities of the Company on what is commonly termed a "watch list" for possible downgrading, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), promptly after the Company learns of any such downgrading or public announcement.

                  (d) As soon as practicable, the Company will make generally available to its security holders and to you an earnings statement or statements of the Company and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.


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
                  (e) The Company will furnish to you and your counsel, without charge (except as otherwise provided herein), a reasonable number of copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus may be required by the Act, as many copies of the Prospectus and any supplement thereto as you may reasonably request.

                  (f) The Company will arrange for the qualification of the Notes for sale under the laws of such jurisdictions as you may designate, will maintain such qualifications in effect so long as required for the distribution of the Notes, and upon your request will arrange for the determination of the legality of the Notes for purchase by institutional investors.

                  (g) During the term of this Agreement, the Company shall furnish to you (i) copies of all annual, quarterly and other reports furnished to stockholders, (ii) copies of all annual, quarterly and current reports (without exhibits but including documents incorporated by reference therein) of the Company filed with the Commission under the Exchange Act and
                           (iii) such other information concerning the Company as you may reasonably request from time to time.

                  (h) The Company shall, whether or not any sale of the Notes is consummated, (i) pay all expenses incident to the performance of its obligations under this Agreement, including, but not limited to, the fees and disbursements of its accountants and counsel, the cost of printing or other production and delivery of the Registration Statement, the Prospectus, all amendments thereof and supplements thereto, the Indenture, this Agreement and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Notes, the fees and disbursements, including fees of counsel, incurred pursuant to Section 4(f), the fees and disbursements of the Indenture Trustee and the fees of any ratings agency that rates the Notes, (ii) reimburse you on a quarterly basis for all reasonable out-of-pocket expenses incurred by you in connection with this Agreement (including, but not limited to, advertising and promotional expenses), and (iii) pay the reasonable fees and expenses of your counsel incurred in connection with this Agreement.

                  (i) Each acceptance by the Company of an offer to purchase Notes will be deemed to be a new making to you of the representations and warranties of the Company in Section 1 (except that such representations and warranties shall be deemed to relate solely to the Registration Statement as then amended and to the Prospectus as then amended and supplemented to relate to such Notes). Each such acceptance by the Company of an offer for the purchase of Notes shall be deemed to constitute an additional representation, warranty and agreement by the Company that, as of the settlement date for the sale of such Notes, after giving effect to the issuance of such Notes, of any other Notes to be issued on or prior to such settlement date and of any other Securities to be issued and sold by the Company on or prior to such settlement date, the aggregate amount of Securities (including any Notes) which have been issued and sold by the Company will not exceed the amount of Securities registered pursuant to the Registration Statement of the Company. The Company will inform you promptly upon your request of the aggregate amount of Securities registered under the Registration Statement which remain unsold.

                  (j) Except as otherwise provided in subsection (n) of this Section 4, each time that the Registration Statement or the Prospectus is amended or supplemented (other than by a Pricing Supplement) the Company will deliver or cause to be delivered promptly to you a certificate of the Company, signed by any of the Chairman of the Board, the President, any Vice President having responsibilities for financial matters or the Controller or Treasurer of the Company, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in
                           Section 5(d) but modified to relate to the last day of the fiscal quarter for which financial statements of the Company were last filed with the Commission and to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement.

                  (k) Except as otherwise provided in subsection (n) of this Section 4, each time that the Registration Statement or the Prospectus is amended or supplemented (other than by a Pricing Supplement), the Company shall furnish or cause to be furnished promptly to you a written opinions of Walter M. Braswell, Secretary of, and counsel to, the Company, and Winthrop, Stimson, Putnam & Roberts ("WSPR"), special New York counsel for the Company, satisfactory to you, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form satisfactory to you, of the same tenor as the opinion referred to in
                           Section 5(b), but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement or, in lieu of such opinion, such counsel may furnish you with a letter to the effect that you may rely on such counsel's last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement).

                  (l) Except as otherwise provided in subsection (n) of this Section 4, each time that the Registration Statement or the Prospectus is amended or supplemented (other than by a Pricing Supplement) to set forth amended or supplemental financial information (derived from the accounting records of the Company subject to the internal controls of the Company's accounting system or derived directly from such records by computation), the Company shall cause its independent auditors promptly to furnish you a letter, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form satisfactory to each of you, of the same tenor as the letter referred to in Section 5(e) with such changes as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter.

                  (m) During the period, if any, specified in any Terms Agreement, the Company shall not, without the prior consent of the Purchaser thereunder, issue or announce the proposed issuance of any of its debt securities, including the Notes, with maturities or other terms substantially similar to the Notes being purchased pursuant to such Terms Agreement.

                  (n) The Company shall not be required to comply with the provisions of subsections (j), (k) and (l) of this
                           Section 4 during any period (which may occur from time to time during the term of this Agreement) for which the Company has instructed the Agents to suspend the solicitation of offers to purchase Notes; provided that, during any such period, any Purchaser does not then hold any Notes purchased pursuant to a Terms Agreement. Whenever the Company has instructed the Agents to suspend the solicitation of offers to purchase Notes for any such period, however, prior to instructing the Agents to resume the solicitation of offers to purchase Notes or prior to entering into any Terms Agreement, the Company shall be required to comply with the provisions of subsections (j), (k) and (l) of this Section 4, but only to the extent of delivering or causing to be delivered the most recent certificate, opinion or letter, as the case may be, which would have otherwise been required under each such subsection unless the Agents otherwise reasonably request that such documents in respect of prior periods be delivered.

                  (o) As soon as practicable after the Execution Time, the Company will make all recordings, registrations and filings necessary to perfect and preserve the rights created under the Supplemental Indenture.


         5. Conditions to the Obligations of the Agents. The obligations of the Agents to solicit offers to purchase the Notes shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, on the Effective Date and when any supplement to the Prospectus is filed with the Commission, (ii) the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, (iii) the performance by the Company of its obligations hereunder and (iv) the following additional conditions:

                  (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424, the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) The Company shall have furnished to the Agents the opinions of Walter M. Braswell, Secretary of, and counsel to, the Company, and of WSPR, special New York counsel for the Company, dated the Execution Time, to the effect that:

                           (i) (To be delivered by Walter M. Braswell) The Company and each of its Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and governmental) to own its properties and conduct its business as described in the Prospectus, as amended or supplemented, and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company, and all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record and beneficially by the Company subject to no security interest, other encumbrance, or adverse claim.

                           (ii) (To be delivered by Walter M. Braswell) Other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its Subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                           (iii) (To be delivered by Walter M. Braswell) This Agreement has been duly authorized, executed and delivered by the Company

                           (iv) (To be delivered by WSPR) This Agreement is legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to an implied covenant of good faith, reasonableness and fair dealing.

                           (v) (To be delivered by Walter M. Braswell) The Indenture has been duly authorized, executed and delivered by the Company

                           (vi) (To be delivered by WSPR) The Indenture is a legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to an implied covenant of good faith , reasonableness and fair dealing; and the Indenture has been duly qualified under the Trust Indenture Act.

                           (vii) (To be delivered by Walter M. Braswell) The creation, issuance and sale of the Notes have been duly and validly authorized by the Company and, when issued in accordance with the authorizing resolutions of the Board of Directors of the Company and in accordance with any applicable orders of regulatory bodies and, when maturity dates, interest rates and other similar terms have been inserted therein and such Notes have been executed and authenticated as specified in the Indenture and delivered against payment of the consideration therefor determined in accordance with this Agreement, such notes will be valid obligations of the Company.

                           (viii) (To be delivered by WSPR) When issued in accordance with the authorizing resolutions of the Board of Directors of the Company and in accordance with any applicable orders of regulatory bodies and, when maturity dates, interest rates and other similar terms have been inserted therein and such Notes have been executed and authenticated as specified in the Indenture and delivered against payment of the consideration therefor determined in accordance with this Agreement such Notes will constitute legally binding obligations of the Company enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws relating to or affecting the enforcement of creditors' rights generally, to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to an implied covenant of good faith, reasonableness and fair dealing, and will be entitled to the benefit provided by the Indenture equally and ratably with the securities outstanding thereunder; and the Notes and Indenture conform as to legal matters in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.


                           (ix) (To be delivered by both Walter M. Braswell and WSPR, as noted) The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Indenture and this Agreement and the consummation of the transactions therein and herein contemplated (except as to compliance with any financial covenant requiring an arithmetic computation not determinable at the Execution Time as to which such counsel need express no opinion) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or material other agreement or instrument known, as of the date of such opinion, to such counsel to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Company's Certificate of Incorporation, as amended, or the Bylaws of the Company or any statute or any order, rule or regulation known, as of the date of such opinion, to such counsel of any (To be delivered by Walter M. Braswell) [New Jersey] (To be delivered by WSPR) [New York or Federal]court or governmental agency or body having jurisdiction over the Company or any of its properties.

                           (x) (To be delivered by both Walter M. Braswell and WSPR, as noted) No consent, approval, authorization, order, registration or qualification of or with any (To be delivered by Walter M. Braswell) [New Jersey] (To be delivered by WSPR) [New York or Federal] court or governmental agency or body having jurisdiction over the Company or any of its properties is required for the issue and sale of the Notes or the consummation by the Company of the other transactions contemplated by this Agreement, or the Indenture, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the public offering of the Notes.

                           (xi) (To be delivered by WSPR) The Registration Statement, at the Effective Date, and the Prospectus, as of the date of such opinion (except as to the financial statements and other financial or statistical data contained or incorporated by reference therein and except as to any information contained in any Prospectus Supplement relating to DTC or DTC's book-entry system as to which such counsel need express no opinion) comply as to form in all material respects with all applicable requirements of the Act, and, with respect to the documents or portions thereof filed with the Commission pursuant to the Exchange Act and incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3, the Exchange Act and the applicable instructions, rules and regulations of the Commission thereunder; on the basis of information received from the Commission, at the date of such opinion, the Registration Statement has become effective under the Act, and, to the best knowledge of such counsel, no proceedings for a stop order with respect thereto have been instituted or are pending or threatened under Section 8 of the Act.


                           (xii) (To be delivered by both Walter M. Braswell and WSPR, as noted) Based on such counsel's participation in the preparation of the Registration Statement (but such opinion may state that such counsel did not independently check or verify the correctness of the statements made by the Company or factual information included in the Registration Statement and Prospectus, and thereby may assume the correctness thereof, except insofar as such statements or information relate to such counsel or are stated in the Registration Statement or Prospectus as having been made on their authority as experts), no facts have come to the attention of such counsel to cause them to believe, and such counsel have no reason to believe, that the Registration Statement, at the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except as to the financial statements or other financial or statistical data contained in or incorporated by reference in the Registration Statement and the Prospectus and except as to any information contained in any Prospectus Supplement relating to DTC or DTC's book-entry system), or that the Prospectus, as of the date of such opinion, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to the financial statements or other financial or statistical data contained in or incorporated by reference in the Registration Statement and the Prospectus and except as to any information contained in any Prospectus Supplement relating to DTC or DTC's book-entry system).

                           (xiii) The Company is not subject to regulation under the Public Utility Holding Company Act of 1935.

                           (xiv) As to factual matters (including relating to the Company's financial condition) included in said opinion, such counsel may rely upon certificates of public officials as of a recent date, the warranties and representations of the Company set forth in this Agreement, and certificates of the Company made pursuant to the provisions of this Agreement.


                  (c) The Agents shall have received from McCarter & English, LLP, counsel for the Agents, an opinion, dated the Execution Time, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (d) The Company shall have furnished to the Agents a certificate of the Company, signed by any of the Chairman of the Board, the President, any Vice President having responsibilities for financial matters or the Controller or Treasurer of the Company, dated the Execution Time, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

                           (i) The representations and warranties of the Company in this Agreement and the Indenture are true and correct in all material respects and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Agents to solicit offers to purchase the Notes.

                           (ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened.

                           (iii) (1) Neither the Company nor any of its Subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which has had or is reasonably likely to have a material adverse effect on the financial position, stockholders' equity or results of operations of the Company and its Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus and (2) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock (other than pursuant to any stock purchase, dividend reinvestment, savings, bonus, incentive, or similar plan, conversions of convertible securities into common stock) or long-term debt (other than normal amortization of debt premium and discount, bank or finance company borrowings and repayments in the ordinary course, or additional issuances or repurchases of commercial paper) of the Company or its Subsidiaries (except as may relate to (i) a trust fund relating to certain public financing for The Mount Holly Water Company relating to its Mansfield Project, and (ii) debenture payments that may be required pursuant to the indenture relating to the 6-3/4% Convertible Subordinated Debentures of E'town Corporation on the death of a holder) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus.

                   (e) At the Execution Time, Deloitte & Touche LLP shall have furnished to the Agents a letter, dated as of the Execution Time, in form and substance satisfactory to the Agents, stating in effect that:

                           (i) They are independent auditors with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

                           (ii) In their opinion the financial statements and schedules of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, which are incorporated by reference in the Prospectus and examined by such firm, comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act, and the respective published rules and regulations thereunder.

                           (iii) On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of: (A) reading the Annual Report on Form 10-K which contains audited consolidated financial statements (the "Audited Amounts"), (B) performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited condensed interim financial statements of the Company included in the Registration Statement and the Prospectus (the "Unaudited Statements"), and reading any more recent unaudited interim financial data of the Company, (C) reading the minutes of meetings of the shareholders, Board of Directors and Committees of the Board of Directors of the Company held during the period from December 31, 1997 as set forth in the minutes book through a specified date not more than five business days prior to the date of such letter; and
                                    (D) making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested in Sections 5(e)(iii)(1) to 5(e)(iii)(4), nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

                                             (1) the Unaudited Statements
                                    incorporated by reference in the
                                    Registration Statement and the Prospectus do not comply in form in all material respects with the applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in Quarterly Reports on Form 10-Q under the Exchange Act; or that any material modifications should be made to said Unaudited Statements for them to be in conformity with generally accepted accounting principles;

                                             (2) the Audited Amounts were not
                                    derived from the financial statements of the Company;

                                             (3) at the date of the latest
                                    available monthly consolidated balance sheet of the Company read by such accountants, there was any change in the capital stock (other than pursuant to any stock purchase, dividend reinvestment, savings, bonus, incentive, or similar plan, or conversions of convertible securities into common stock) or long-term debt (other than normal amortization of debt premium and discount, bank or finance company borrowings and repayments in the ordinary course, or additional issuances or repurchases of commercial paper) of the Company or its Subsidiaries (except as may relate to (i) a trust fund relating to certain public financing for The Mount Holly Water Company relating to its Mansfield Project, and (ii) debenture payments that may be required pursuant to the indenture relating to the 6-3/4% Convertible Subordinated Debentures of E'town Corporation on the death of a holder), or any decrease in the total shareholders' equity, as compared with amounts shown on the latest balance sheet included in the Audited Statements, except, in all instances, for the above-referenced changes or changes or decreases which are described in such letter; or

                                             (4) for the period subsequent to
                                    the date of the Audited Statements to the date of the latest available monthly consolidated income statement of the Company read by such accountants, there were any decreases, as compared with the corresponding period of the previous year, in total operating revenues or net income of the

                                    Company, except, in all instances, for
                                    changes or decreases which are described in such letter.

                           (iv) They have compared certain dollar amounts (or percentages derived from such dollar amounts) (A) which appear in the Prospectus under the caption "Ratio of Earnings to Fixed Charges", (B) which appear or are incorporated by reference in the Company's Annual Report on Form 10-K incorporated by reference in the Registration Statement and the Prospectus under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" or (C) which appear in the most recent of the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Registration Statement and the Prospectus under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Ratio of Earnings to Fixed Charges" (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the accounting records of the Company subject to the internal controls of the Company's accounting system or are derived directly from such records by computation) to the accounting records of the Company or schedules prepared from data in such records and have found such dollar amounts, percentages and other financial information to be in agreement.

         References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

                  (f) The Agents shall have received copies of the letters of Representations between the Company, the Indenture Trustee and DTC, satisfactory to each of you, summarizing DTC's agreement to hold, safekeep and effect book-entry transfers of the Notes.

                  (g) Prior to the Execution Time, the Company shall have furnished to the Agents such further information, documents, certificates and opinions of counsel as the Agents may reasonably request.

         If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Agents and counsel for the Agents this Agreement and all obligations of the Agents hereunder may be canceled at any time by the Agents. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing. The documents required to be delivered by this Section 5 at the Execution Time shall be delivered at the office of WSPR, One Battery Park Plaza, New York, NY 10004-1490.

         6. Conditions to the Obligations of the Purchaser. The obligations of the Purchaser to purchase any Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date of any related Terms Agreement and as of the Closing Date for such Notes, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

                  (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for the purpose of suspending the effectiveness of the Registration Statement shall have been instituted or threatened.

                  (b) If specified by any related Terms Agreement and except to the extent modified by such Terms Agreement, the Purchaser shall have received, appropriately updated, (i) a certificate of the Company, dated as of the Closing Date, to the effect set forth in Section 5(d), (ii) the opinions of Walter M. Braswell, Secretary of, and counsel to, the Company, and of WSPR, special New York counsel for the Company, dated as of the Closing Date, substantially to the effect set forth in Section 5(b), (iii) the opinion of McCarter & English, LLP, counsel for the Purchaser, dated as of the Closing Date, substantially to the effect set forth in
                           Section 5(c) and (iv) the letter of Deloitte & Touche, LLP, independent auditors for the Company, dated as of the Closing Date, substantially to the effect set forth in Section 5(e); provided, however, that references to the Registration Statement and the Prospectus in such certificate, opinions and letter shall be to the Registration Statement and the Prospectus as then amended and supplemented.

                  (c) Prior to the Closing Date, the Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request. If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement and any Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement or such Terms Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, such Terms Agreement and all obligations of the Purchaser thereunder and with respect to the Notes subject thereto may be canceled at, or any time prior to, the respective Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

         7. Right of Person Who Agreed to Purchase to Refuse to Purchase. The Company agrees that any person who has agreed to purchase and pay for any Note, including a Purchaser, and any person who purchases pursuant to a solicitation by the Agents, shall have the right to refuse to purchase such Note if, at the Closing Date therefor, either (a) any condition set forth in Section 5 or 6, as applicable, shall not be satisfied or (b) subsequent to the agreement to purchase such Note, there shall have occurred (i) any change in or affecting the business or properties of the Company and its Subsidiaries, considered as one enterprise, the effect of which, in the reasonable judgment of such person, has a material adverse effect on the investment quality of such Note or (ii) any event described in paragraphs (ii),(iii), (iv) or (v) of
Section 9(b).

         8.       Indemnification and Contribution.

                  (a) The Company will indemnify you and hold you harmless against all losses, claims, damages or liabilities, joint or several, to which you may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus and any other prospectus relating to the Notes, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse you for any legal or other expenses reasonably incurred by you in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus and any other prospectus relating to the Notes or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by you expressly for use in the Prospectus.

                  (b) You will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus and any other prospectus relating to the Notes, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus and any other prospectus relating to the Notes, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim. The Company acknowledges that the statements set forth in the last paragraph of the cover page, and under the heading "Plan of Distribution," of the Prospectus Supplement constitute the only information furnished in writing by any of you for inclusion in the documents referred to in the foregoing indemnity, and you confirm that such statements are correct.

                  (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of one such separate counsel for all indemnified parties if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest,
                           (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.

                  (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and you on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as other equitable considerations, including relative fault. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or you on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and you agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                    (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any who controls any of you within the meaning of the Act or the Exchange Act; and the obligations of you under this Section 8 shall be in addition to any liability which you may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act or the Exchange Act.

         9.       Termination.

                  (a) This Agreement will continue in effect until terminated as provided in this Section 9. This Agreement may be terminated by either the Company as to you or by you as to the Company, by giving written notice of such termination to you or the Company, as the case may be. This Agreement shall so terminate at the close of business on the first business day following the receipt of such notice by the party to whom such notice is given. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in the third paragraph of Section 2(a), Section 4(h), Section 8 and Section 10.

                  (b) Each Term Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company prior to delivery of any payment for Notes to be purchased thereunder, if prior to such time (i) the Purchaser shall exercise its right to refuse to purchase the Notes which are the subject of such Terms Agreement in accordance with the provisions of
                           Section 7, or (ii) there shall have occurred any outbreak or escalation of hostilities or other national or international calamity or crisis, the effect of which shall be such as to make it, in the reasonable judgment of the Purchaser, impractical to market the Notes or enforce contracts for the sale of the Notes, or (iii) trading in any securities of the Company shall have been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by either Federal, new York or New Jersey authorities, or (iv) if the rating assigned by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) to the Notes as of the date of the applicable Terms Agreement shall have been lowered since that date, or (v) the subject matter of any amendment or supplement to the Registration Statement or the Prospectus prepared and issued by the Company, or the exceptions set forth in any letter of Deloitte & Touche LLP furnished pursuant to Section 5(e) hereof, shall have made it, in the judgment of the Purchaser, impracticable or inadvisable to market the Notes or enforce contracts for the sale of the Notes.

         10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you or the Company or any of the directors, officers, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 4(h) and 8 hereof shall survive the termination or cancellation of this Agreement. The provisions of this Agreement (including without limitation
Section 7 hereof) applicable to any purchase of a Note for which an agreement to purchase exists prior to the termination hereof shall survive any termination of this Agreement. If at the time of termination of this Agreement any Purchaser shall own any Notes with the intention of selling them, the provisions of
Section 4 shall remain in effect until such Notes are sold by the Purchaser.

         11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to any of you, will be mailed, delivered or telecopied and confirmed to such of you, at the address specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telecopied and confirmed to it at E'town Corporation, 600 South Avenue, Westfield, NJ 07091-0788 Attention: Mrs. Gail P. Brady

         12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

         13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New Jersey applicable to contracts made and to be performed within the State of New Jersey.

         14. Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and you.

                                       Very truly yours,

                                       E'TOWN CORPORATION


                                       By:___________________________
                                       Title:



The foregoing Agreement is
hereby confirmed and accepted
as of the date hereof.

A.G. EDWARDS & SONS, INC.


By: ______________________________
Title:

LEGG MASON WOOD WALKER, INCORPORATED


By: ______________________________
Title:

                                   SCHEDULE I


Commissions:

         The Company agrees to pay the Agent a commission equal to the following percentage of the principal amount of each Note sold by the Agent:

         Term                               Commission               Rate
         ----                               ----------               ----

From 1 year to less than 18 months                                       %
From 18 months to less than 2 years
From 2 years to less than 3 years
From 3 years to less than 4 years
From 4 years to less than 5 years
From 5 years to less than 6 years
From 6 years to less than 7 years



Address for Notice to You:

         Notices to A.G. Edwards & Sons, Inc. shall be directed to it at One North Jefferson, St. Louis, Missouri 63103, Attention: [ ], and to Legg Mason Wood Walker, Incorporated at 100 Light Street, 34th Floor, Baltimore, MD 21202,
Attention: [ ].

                                    EXHIBIT A



                               E'town Corporation

                                Medium-Term Notes
                            Administrative Procedures


         Medium-Term Notes (the " Notes"), are to be offered on a continuing basis by E'town Corporation (the "Company"). A.G. Edwards & Sons, Inc. and Legg Mason Wood Walker, Incorporated, as agents (the "Agents"), have agreed to use their reasonable best efforts to solicit offers to purchase the Notes. The Notes are being sold pursuant to a Distribution Agreement between the Company and the Agents dated _______, 1998 (the "Distribution Agreement") to which these administrative procedures are attached as an exhibit. The Notes will be issued under the Company's Indenture, dated as of _________, 1998 (the "Indenture"), to Summit Bank ("Summit"), as trustee (the "Indenture Trustee"). Summit will act as the paying agent (the "Paying Agent") for the payment of principal and premium, if any, and interest on the Notes and will perform, as the Paying Agent, unless otherwise specified, the other duties specified herein.

         The Notes will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Company. The Notes have been registered with the Securities and Exchange Commission (the "Commission") and will bear interest at fixed rates ("Fixed Rate Notes").

         Each Note will be represented by either a Global Security (as defined hereinafter) delivered to Summit, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or a certificate delivered to the holder thereof or a person designated by such holder (a "Certificated Note"). Except as set forth in the Prospectus or in a pricing supplement (as defined in Section 1(c) of the Distribution Agreement), (i) each Note will be initially issued as a Book-Entry Note and (ii) an owner of a Book-Entry Note will not be entitled to receive a certificate representing such Note.

         The procedures to be followed during, and the specific terms of, the solicitation of offers by the Agents and the sale as a result thereof by the Company are explained below. Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof and Certificated Notes will be issued in accordance with the administrative procedures set forth in
Part II hereof. Administrative procedures applicable to both Book-Entry Notes and Certificated Notes are set forth in Part III hereof. Administrative responsibilities, document control and record-keeping functions will be handled for the Company by its [Controller and Treasurer]. The Company will promptly advise the Agents and the Indenture Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Indenture Trustee are to communicate regarding offers to purchase Notes and the details of their delivery.

         To the extent the procedures set forth below conflict with the provisions of the Notes, the Indenture or the Distribution Agreement, the relevant provisions of the Notes, the Indenture and the Distribution Agreement shall control. Unless otherwise defined herein, terms defined in the Indenture shall be used herein as therein defined.


PART I:  ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

         In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, Summit will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations to be delivered from the Company and Summit to DTC and a Medium-Term Note Certificate Agreement between Summit, and DTC, dated as of __________, 1998 (the "MTN Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:               On any date of settlement (as defined under "Settlement"
                        below) for one or more Book-Entry Notes, the Company will issue a single global security in fully registered form without coupons (a "Global Security") representing up to $[75,000,000] principal amount of all such Notes that have the same date of maturity, ("Maturity Date"), redemption provisions, if any, and interest rate. Each
                        Global Security will be dated and issued as of the date of its authentication by the Indenture Trustee. No
                        Global Security will represent any Certificated Note.

Identification
Numbers: The Company has arranged with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of one series of CUSIP numbers (including tranche numbers), which series consists of approximately _____ CUSIP numbers and relates to Global Securities representing the Book-Entry Notes. The Company has obtained from the CUSIP Service Bureau a written list of such series of reserved CUSIP numbers and has delivered to DTC and the Indenture Trustee a written list of ___ CUSIP numbers of such series. The Company will assign CUSIP numbers to Global Securities as described below under Settlement Procedure "B". It is expected that DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Securities. At any time when fewer than ___ of the reserved CUSIP numbers of the series remain unassigned to Global Securities, the Indenture Trustee shall so advise the Company and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to the Indenture Trustee and DTC.

Registration:           Each Global Security will be registered in the name of
                        Cede & Co., as nominee for DTC, on the Security Register maintained under the Indenture. It is expected that the beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC

                        (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and it is expected that DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:              Transfers of a Book-Entry Note will be accomplished by
                        book entries made by DTC and, in turn, by Participants
                        (and in certain cases, one or more indirect Participants in DTC) acting on behalf of beneficial transferees and transferors of such Note.

Consolidations:         Upon receipt of written instructions from the Company,
                        Summit may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation (a copy of which shall be attached to the resulting Global
                        Security) specifying (i) the CUSIP numbers of two or more Outstanding Global Securities that represent
                        Book-Entry Notes having the same Terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next
                        Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number to be assigned to such replacement Global
                        Security. Upon receipt of such a notice, it is expected that DTC will send to its participants (including
                        Summit) a written reorganization notice to the effect that such exchange will occur on such date.

                        Prior to the specified exchange date, Summit will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, Summit will exchange such Global Securities for a single Global Security bearing the new CUSIP number, and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be canceled and not reassigned until the Book-Entry Notes represented by such exchanged Global securities have matured or been redeemed.

Maturities:             Each Book-Entry Note will mature on a date not less than
                        one year nor more than 30 years after the date of settlement for such Note.

Denominations:          Book-Entry Notes will be issued in principal amounts of
                        $1,000 or any amount in excess thereof that is an integral multiple of $1,000. Global Securities will be denominated in principal amounts not in excess of $___________.

Interest:               General. Interest on each Book-Entry Note will accrue
                        from and including the original issue date of, or the last date to which interest has been paid on, the Global
                        Security representing such Note. Each payment of interest on a Book-Entry Note will include interest accrued to but excluding the Interest Payment Date or the Maturity Date or, upon earlier redemption or repayment, the date of such redemption or repayment (the
                        "Redemption Date"), as the case may be. Interest payable on the Maturity Date or the Redemption Date of a Book-Entry Note will be payable to the person to whom the principal of such Note is payable. Standard & Poor's
                        Corporation will use the information received in the pending deposit message described under Settlement
                        Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate weekly bond report published by Standard & Poor's
                        Corporation.

Record Dates.           The record date with respect to any Interest Payment
                        Date shall be the [December 15 or June 15], as the case may be (whether or not a Business Day) immediately preceding such Interest Payment Date (each a "Regular
                        Record Date").

Fixed Rate Book-
Entry Notes:            Interest payments on Fixed Rate Book-Entry Notes will be
                        made semi-annually on [January 1 and July 1] of each year and on the Maturity Date or the Redemption Date;
                        provided, however, that in the case of a Fixed Rate
                        Book-Entry Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

Payments of
Interest:               Payment of Interest Only. Promptly after each Principal
                        and Regular Record Date, the Paying Agent will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Security on the following Interest Payment Date
                        (other than an Interest Payment Date coinciding with the Maturity Date) and the total of such amounts. It is expected that DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the appropriate (daily or weekly) bond reports published by Standard & Poor's Corporation. The
                        Company will pay to the Paying Agent the total amount of interest due on such Interest Payment Date (other than on the Maturity Date), and the Paying Agent will pay such amount to DTC at the times and in the manner set forth under "Manner of Payment" below. If any Interest
                        Payment Date for a Book-Entry Note is not a Business
                        Day, the payment due on such day shall be made on the next succeeding Business Day, except that, if such Note is a LIBOR Note and such next succeeding Business Day is in the next succeeding calendar month, such payment will be made on the immediately preceding Business Day; and no interest shall accrue on such payment for the period from and after such Interest
                        Payment Date.

Payments on Maturity
Date, Etc.:             On or about the first Business Day of each month on
                        which a payment is due, the Paying Agent will deliver to the Company and DTC a written list of principal and, to the extent known at such time, interest to be paid on each Global Security maturing either on the Maturity
                        Date or the Redemption Date in the following month. The
                        Company and DTC will confirm with the Paying Agent the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity Date or the Redemption Date, as the case may be, of such Global
                        Security. The Company will pay to the Paying Agent the principal amount of such Global Security, together with interest due on such Maturity Date or Redemption Date in the manner set forth below under "Manner of Payment".
                        The Paying Agent will pay such amounts to DTC at the times and in the manner set forth below under "Manner of Payment". If the Maturity Date or the Redemption Date of a Global Security representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day, except that, if such Note is a LIBOR Note and such next succeeding
                        Business Day is in the next succeeding calendar month, such payment will be made on the immediately preceding
                        Business Day; and no interest shall accrue on such payment for the period from and after such Maturity Date or the Redemption Date. Promptly after payment to DTC of the principal and interest due at the Maturity Date or the Redemption Date of such Global Security, the Paying
                        Agent will cancel such Global Security in accordance with the terms of the Indenture.

Manner of Payment:      The total amount of any principal and interest due on
                        Global Securities on any Interest Payment Date or on the Maturity Date or the Redemption Date shall be paid by the Company to the Paying Agent in immediately available funds for use by the Paying Agent no later than 9:30
                        A.M. (New York City time) on such date. The Company will make such payment on such Global Securities by wire transfer to the Paying Agent or by the Paying Agent's debiting the account of the Company maintained with the Paying Agent.The Company will confirm such instructions in writing to the Paying Agent. Prior to 10:00 A.M. (New
                        York City time) on each Maturity Date or Redemption Date or as soon as reasonably possible thereafter, the Paying
                        Agent will pay by separate wire transfer (using Fedwire message entry instructions in a form previously agreed to with DTC) to an account at the Federal Reserve Bank of New York previously agreed to with DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on Global
                        Securities on any Maturity Date or Redemption Date. On each Interest Payment Date, interest payments shall be made to DTC in same day funds in accordance with existing arrangements between the Paying Agent and DTC.
                        Thereafter, on each such date, it is
                        expected that DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective
                        Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither the Company nor the Paying Agent shall have any responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

Withholding Taxes:      The amount of any taxes required under applicable law to
                        be withheld from any interest payment on a Book-Entry
                        Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Settlement:             The receipt by the Company of immediately available
                        funds in payment for a Book-Entry Note and the authentication and issuance of the Global Security representing such Note shall constitute "settlement" with respect to such Note. All orders accepted by the Company will be settled on the third Business Day following the date of sale of a Book-Entry Note unless the Company, the Indenture Trustee and the purchaser agree to settlement on another day that shall be no earlier than the next Business Day.

                        Settlement Procedures with regard to each Book-Entry Note sold by the Company through an Agent, as agent, shall be as follows:

                        A. Such Agent will advise the Company by telephone, followed by facsimile transmission, of the following settlement information:

                                1.      Principal amount.

                                2.      Maturity Date.

                                3.      The interest rate.

                                4.      Interest Payment Dates.

                                5.      Redemption provisions, if any, or
                                        provisions for the repayment or purchase by the Company at the option of the Holder, if any.

                                6.      Settlement date.

                                7.      Issue price.

                                8.      Agent's commission, determined as
                                        provided in Section 2(a) of the
                                        Distribution Agreement.

                                9.      Original Issue Discount, if any.

                        B. The Company will assign a CUSIP number to such Book-Entry Note and will advise Summit by facsimile transmission or other mutually acceptable means of the information set forth in Settlement Procedure "A" above, the name of such Agent and the CUSIP number assigned to such Book-Entry Note. The Company will notify the Agent of such CUSIP number by telephone as soon as practicable. Each such communication by the Company shall constitute a representation and warranty by the Company to Summit and the Agent that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company, and (ii) the Global Security representing such Note will conform with the terms of the Indenture pursuant to which such Note and Global Security are issued.

                        C. Summit will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC, which shall route such information to such Agent and Standard & Poor's Corporation:

                                1. The information set forth in Settlement Procedure "A".

                                2. Identification of such Note as a Fixed Rate Book-Entry Note.

                                3. Initial Interest Payment Date for such Note, number of days by which such date succeeds the related Regular Record Date and amount of interest payable on such Interest Payment Date.

                                4.      CUSIP number of the Global Security
                                        representing such Note.

                                5.      Whether such Global Security will
                                        represent any other Book-Entry Note (to
                                        the extent known at such time).

                        D. The Indenture Trustee will complete and authenticate the Global Security representing such Note.

                        E. It is expected that DTC will credit such Note to Summit's participant account at DTC.

                        F. Summit will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Note to Summit's participant account and credit such Note to such Agent's participant account and (ii) debit such Agent's settlement account and credit

                                Summit's settlement account for an amount equal to the price of such Note less such Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by Summit to DTC that (a) the Global Security representing such Book-Entry Note has been issued and authenticated and (b) Summit is holding such Global Security pursuant to the MTN Certificate Agreement.

                        G. Such Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to such Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Note.

                        H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                        I. Summit will, upon confirming receipt of such funds from the Agent, wire transfer to the account of the Company maintained at [name of bank] (for credit to E'town Corporation, Account No. ___________) in immediately available funds in the amount transferred to Summit in accordance with Settlement Procedure "F".

                        J. Such Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

Settlement
Procedures
Timetable:              For orders of Book-Entry Notes solicited by an Agent, as
                        agent, and accepted by the Company for settlement on the first Business Day after the sale date, Settlement
                        Procedures "A" through "J" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement
Procedure                                      Time
---------                                      ----

A.                                          11:00 A.M. on the sale date
B.                                          12:00 Noon on the sale date
C.                                           5:00 P.M. on the sale date
D.                                           3:00 P.M. on the sale date
E.                                           8:05 A.M. on the settlement date

F-G                                          3:00 P.M. on the settlement date
H.                                           4:30 P.M. on the settlement date
I-J.                                         5:00 P.M. on the settlement date

         If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M. and 12:00 Noon on the first Business Day after the sale date with respect to Settlement Procedures "A" and "B", respectively, and no later than 5:00 P.M. on the first Business Day after the sale date, with respect to Settlement Procedure "C". Settlement Procedure "D" shall occur no later than 3:00 P.M. on the last Business Day prior to the settlement date. Settlement Procedures "H" and "I" are subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

         If settlement of a Book-Entry Note is rescheduled or canceled, the Company will instruct Summit by no later than 12:00 Noon on the Business Day immediately preceding the scheduled settlement date to deliver to DTC through DTC's Participant Terminal System a cancellation message to such effect and Summit will enter such message, by no later than 2:00 P.M. on such Business Day, through DTC's Participation Terminal System.


Failure to
Settle: If Summit or the Agent fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure "F" or "G," Summit may upon the approval of the Company deliver to DTC, through DTC's Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Note to Summit's participant account, provided that Summit's participant account contains a principal amount of the Global Security representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, Summit will mark such Global Security "canceled", make appropriate entries in Summit's records and send such canceled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not reassigned until the Book-Entry Notes represented by such Global Security have matured or been redeemed. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, Summit will exchange such Global Security for another Global Security, which shall represent the Book-Entry Notes previously represented by the surrendered Global Security with respect to which a withdrawal message has not been processed and shall bear the CUSIP number of the surrendered Global Security.

                        If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent for such Note may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement

                        Procedures "G" and "F", respectively. Thereafter, Summit will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than a default by the Agent in the performance of its obligations hereunder or under the Distribution Agreement, then the Company will reimburse such Agent or Summit, as applicable, on an equitable basis for the loss of the use of funds during the period when they were credited to the account of the Company.

                        Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Indenture Trustee will provide, in accordance with Settlement Procedure "D," for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.


PART II: ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

         Summit will serve as registrar in connection with the Certificated
Notes.

Maturities:             Each Certificated Note will mature on a date not less
                        than one year and not more than 30 years after the date of delivery by the Company of such Note.

Price to
Public: Each Certificated Note will be issued at the percentage of principal amount specified in the Prospectus relating to the Notes.

Denominations:          The denomination of any Certificated Note will be a
                        minimum of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

Registration:           Certificated Notes will be issued only in fully
                        registered form.

Interest:               General. Interest on each Certificated Note will accrue
                        from and including the original issue date of, or the last date to which interest has been paid on, such Note.
                        Each payment of interest on a Certificated Note will include interest accrued to but excluding the Interest
                        Payment Date or the Maturity Date or, upon earlier redemption, the Redemption Date, as the case may be.
                        Interest payable on the Maturity Date or the Redemption
                        Date of a Certificated Note will be payable to the person to whom the principal of such Note is payable.

                        Record Dates. Unless otherwise set forth in the applicable Pricing Supplement, the record dates with respect to the Interest Payment Dates shall be the Regular Record Dates.

                        Fixed Rate Certificated Notes. Unless otherwise specified pursuant to "Settlement Procedures" below, interest payments on Fixed Rate Certificated Notes will be made semi-annually on [January 1 and July 1] and on the Maturity Date or the Redemption Date; provided, however, that in the case of a Fixed Rate Certificated
                        Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

Payments of
Principal
and Interest:           Interest will be payable to the person and in whose name
                        a Certificated Note is registered at the close of business on the Regular Record Date next preceding an Interest Payment Date; provided, however, that, in the case of a Certificated Note originally issued between a Regular Record Date and an Interest Payment Date, the first payment of interest will be made on the Interest
                        Payment Date following the next succeeding Regular
                        Record Date to the person in whose name such Note was registered at the close of business on such next Regular
                        Record Date. Unless other arrangements are made acceptable to the Company, all interest payments
                        (excluding interest payments made on the Maturity Date or the Redemption Date) on a Certificated Note will be made by check mailed to the person entitled thereto as provided above. Summit will pay the principal amount of each Certificated Note on the Maturity Date upon presentation of such Certificated Note to Summit at the principal corporate trust office of Summit in New York, New York. Such payment, together with payment of interest due on the Maturity Date, will be made from funds deposited with Summit by the Company. Summit will be responsible for withholding taxes on interest paid on Certificated Notes as required by applicable law. Within
                        10 days following each Regular Record Date, the Indenture Trustee will inform the Company of the total amount of the interest payments to be made by the Company on the next succeeding Interest Payment Date.
                        The Indenture Trustee will provide monthly to the Company a list of the principal and interest to be paid on Certificated Notes maturing in the next succeeding month.

Settlement
Procedures:             The settlement date with respect to any offer to
                        purchase Certificated Notes accepted by the Company will be a date on or before the fifth Business Day next succeeding the date of acceptance unless otherwise agreed by the purchaser, the Indenture Trustee and the Company and shall be specified upon acceptance of such offer. The Company will instruct the Indenture Trustee to effect delivery of each Certificated Note no later than 1:00 P.M. (New York City time) on the settlement date to the Presenting Agent (as defined under "Preparation of Pricing Supplement" in Part III below) for delivery to the purchaser.

Settlement
Procedures:             For each offer to purchase a Certificated Note that is
                        accepted by the Company, the Presenting Agent will provide (unless provided by the purchaser directly to the

                        Company) by telephone and facsimile transmission or other mutually acceptable means the following information to the Company:

                        1. Name in which such Note is to be registered (the "Registered Owner").

                        2. Address of the Registered Owner and, if different, address for payment of principal and interest.

                        3.      Taxpayer identification number of the Registered
                                Owner.

                        4.      Principal amount.

                        5.      Maturity Date.

                        6.      The interest rate.

                        7.      Interest Payment Dates.

                        8. Redemption provisions, if any, or provisions for the repayment or repurchase by the Company at the option of the Holder, if any.

                        9.      Settlement date.

                        10.     Issue price.

                        11.     Agent's commission, determined as provided in
                                Section 2(a) of the Distribution Agreement.

                                The Presenting Agent will advise the Company of
                        the foregoing information (unless provided by the purchaser directly to the Company) for each offer to purchase a Certificated Note solicited by such Agent and accepted by the Company in time for the Indenture Trustee to prepare and authenticate the required Certificated Note. Before accepting any offer to purchase a Certificated Note to be settled in less than three Business Days, the Company shall verify that the Indenture Trustee will have adequate time to prepare and authenticate such Note. After receiving from the Presenting Agent the details for each offer to purchase a Certificated Note that has been accepted by the Company, the Company will, after recording the details and any necessary calculations, provide appropriate documentation to the Indenture Trustee, including the information provided by the Presenting Agent necessary for the preparation and authentication of such Note.

Note Deliveries
and Cash
Payments:               Upon receipt of appropriate documentation and
                        instructions, the Company will cause the Indenture
                        Trustee to prepare and authenticate the pre-printed
                        4-ply

                        Certificated Note packet containing the following documents in forms approved by the Company, the Presenting Agent and the Indenture Trustee:

                        1.       Note with customer receipt.
                        2.       Stub 1 - For the Presenting Agent.
                        3.       Stub 2 - For the Company.
                        4.       Stub 3 - For the Indenture Trustee.

                        Each Certificated Note shall be authenticated on the settlement date therefor. The Indenture Trustee will authenticate each Certificated Note and deliver it (with the confirmation) to the Presenting Agent (and deliver the stubs as indicated above), all in accordance with written or electronic instructions (or oral instructions confirmed in writing (which may be given by facsimile transmission) on the next Business Day) from the Company. Delivery by the Indenture Trustee of each Certificated Note will be made in accordance with said instructions against receipts therefor and in connection with contemporaneous receipt by the Company from the Presenting Agent on the settlement date in immediately available funds of an amount equal to the issue price of such Note less the Presenting Agent's commission.

                        Upon verification ("Verification") by the Presenting Agent that a Certificated Note has been prepared and properly authenticated by the Indenture Trustee and registered in the name of the purchaser in the proper principal amount and other terms in accordance with the aforementioned confirmation, payment will be made to the Company by the Presenting Agent the same day as the Presenting Agent's receipt of the Certificated Note in immediately available funds. Such payment shall be made by the Presenting Agent only upon prior receipt by the Presenting Agent of immediately available funds from or on behalf of the purchaser unless the Presenting Agent decides, at its option, to advance its own funds for such payment against subsequent receipt of funds from the purchaser.

                        Upon delivery of a Certificated Note to the Presenting Agent, Verification by the Presenting Agent and the giving of instructions for payment, the Presenting Agent shall promptly deliver such Note to the purchaser. In the event any Certificated Note is incorrectly prepared, the Indenture Trustee shall promptly issue a replacement Certificated Note in exchange for such incorrectly prepared Note.

Failure
To Settle:              If the Presenting Agent, at its own option, has advanced
                        its own funds for payment against subsequent receipt of funds from the purchaser, and if the purchaser shall fail to make payment for the Certificated Note on the settlement date therefor, the Presenting Agent will promptly notify the Indenture Trustee and the Company by telephone, promptly confirmed in writing (but no later than the next Business Day). In such event, the Company shall promptly provide the Indenture Trustee with appropriate documentation and instructions consistent with these procedures for the return of the Certificated
                        Note to the Indenture Trustee and the Presenting Agent will promptly return the Certificated Note to the Indenture Trustee. Upon (i) confirmation from the Indenture Trustee in writing
                        (which may be given by facsimile transmission) that the Indenture Trustee has received the Certificated Note and upon (ii) confirmation from the Presenting Agent in writing (which may be given by facsimile transmission) that the Presenting Agent has not received payment from the purchaser (the matters referred to in clauses (i) and (ii) are referred to hereinafter as the "Confirmations"), the Company will promptly pay to the Presenting Agent an amount in immediately available funds equal to the amount previously paid by the Presenting Agent in respect of such Note. Assuming receipt of the Certificated Note by the Indenture
                        Trustee and of the Confirmations by the Company, such payment will be made on the settlement date, if reasonably practical, and in any event not later than the Business Day following the date of receipt of the Certificated Note and Confirmations. If a purchaser shall fail to make payment for the Certificated Note for any reason other than the failure of the Presenting
                        Agent to provide the necessary information to the Company as described above for settlement or to provide a confirmation to the purchaser within a reasonable period of time as described above or otherwise to satisfy its obligation hereunder or in the Distribution
                        Agreement, and if the Presenting Agent shall have otherwise complied with its obligations hereunder and in the Distribution Agreement, the Company will reimburse the Presenting Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Company.

                        Immediately upon receipt of the Certificated Note in respect of which the failure occurred, the Indenture Trustee will void such Note, make appropriate entries in its records and send such cancelled Note to the Company; and upon such action, the Certificated Note will be deemed not to have been issued, authenticated and delivered.


PART III: ADMINISTRATIVE PROCEDURES APPLICABLE TO BOTH BOOK-ENTRY NOTES AND CERTIFICATED NOTES

Calculation
Of Interest:            Fixed Rate Notes. Interest on Fixed Rate Notes
                        (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve thirty-day months. (Examples of interest calculations are as follows: The period from August 15, 1999 to February 15, 2000 equals 6 months and 0 days, or 180 days; the interest payable equals 180/360 times the annual rate of interest times the principal amount of the Note. The period from September 17, 1999 to February
                        15, 2000 equals 4 months and 28 days, or 148 days; the interest payable equals 148/360 times the annual rate of interest times the principal amount of the Note.)

Procedure
For Rate
Setting and
Posting: The Company and the Agents will discuss from time to time the aggregate amount of, the issuance price of, and the interest rates to be borne by, Notes that may be sold as a result of the solicitation of offers by the Agents. If the Company decides to set prices of, and rates borne by, any Notes in respect of which the Agents are to solicit offers (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance
of Offers:              If the Company posts prices and rates as provided above,
                        each Agent as agent for and on behalf of the Company, shall promptly accept offers received by the Agent to purchase Notes at the prices and rates so posted, subject to (i) any instructions from the Company received by the Agent concerning the aggregate principal amount of such Notes to be sold at the prices and rates so posted or the period during which such posted prices and rates are to be in effect, (ii) any instructions from the Company received by each Agent changing or revoking any posted prices and rates, (iii) compliance with the securities laws of the United States and all other jurisdictions and (iv) such Agent's right to reject any such offer as provided below.

                        If the Company does not post prices and rates and an Agent receives an offer to purchase Notes or, if while posted prices and rates are in effect, the Agent receives an offer to purchase Notes on terms other than those posted by such Company, the Agent will promptly advise the Company of each such offer other than offers rejected by such Agent as provided below. The Company will have the sole right to accept any such offer to purchase Notes. The Company may reject any such offer in whole or in part. Each Agent may, in its discretion reasonably exercised, reject any offer to purchase Notes received by it in whole or in part.

Preparation
Of Pricing
Supplement:             If any offer to purchase an Note is accepted by the
                        Company, the Company, with the approval of the Agent that presented such offer (the "Presenting Agent"), will prepare a pricing supplement (a "Pricing Supplement") reflecting the terms of such Note and will arrange to have a copy electronically filed with the Commission in accordance with the applicable paragraph of Rule 424 under the Act and the provision of Regulation S-T thereunder and will supply at least 10 copies thereof
                        (or additional copies if requested) to the Presenting
                        Agent. The Presenting Agent will cause a Prospectus and
                        Pricing Supplement to be delivered to the purchaser of such Note.

                        In each instance that a Pricing Supplement is prepared, the Agents will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements (other than those retained for files) will be destroyed.

Procedures
For Rate
Changes: When the Company has determined to change the interest rates of Notes being offered, it will promptly advise the Agents and the Agents will forthwith suspend solicitation of offers. Each Agent will telephone the Company with recommendations as to the changed interest rates. At such time as the Company has advised the Agents of the new interest rates, the Agents may resume solicitation of offers. Until such time only "indications of interest" may be recorded.

Suspension of
Solicitation,
Amendment or
Supplement of
Prospectus:             The Company may instruct the Agents to suspend at any
                        time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of such instructions from the Company, the Agents will forthwith suspend solicitation of offers to purchase
                        Notes from the Company until such time as the Company has advised them that such solicitation may be resumed.

                        If the Company decides to amend or supplement the Registration Statement (as defined in Section 1(c) of the Distribution Agreement) or the Prospectus (except for a supplement relating to an offering of securities other than the Notes), it will promptly advise the Agents and the Indenture Trustee and will furnish the Agent and the Indenture Trustee with the proposed amendment or supplement in accordance with the terms of, and its obligations under, the Distribution Agreement. The Company will, consistent with such obligations, promptly advise each Agent and the Indenture Trustee whether orders outstanding at the time each Agent suspends solicitation may be settled and whether copies of such Prospectus and Prospectus Supplement as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus, Prospectus Supplement and Pricing Supplement may not be so delivered.

                        The Company will file with the Commission for filing therewith any supplement to the Prospectus relating to the Notes, provide the Agent with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424.

Confirmation:           For each offer to purchase a Note solicited by an Agent
                        and accepted by or on behalf of the Company, the Presenting Agent will issue a confirmation to the purchaser, with a copy to the Company, setting forth the details set forth above and delivery and payment instructions.

Trustee/Paying
Agent Not to
Risk Funds:             Nothing herein shall be deemed to require the Indenture
                        Trustee/Paying Agent to risk or expend its own funds in connection with any payment to the Company, DTC, the Agents or the purchaser or a holder, it being understood by all parties that payments made by the Indenture
                        Trustee/Paying Agent to the Company, DTC, the Agent or a purchaser or holder shall be made only to the extent that funds are provided to the Indenture Trustee/Paying
                        Agent for such purpose.

Authenticity
of Signatures:          The Company will cause the Indenture Trustee to furnish
                        the Agents from time to time with the specimen signatures of each of the Indenture Trustee's officers, employees or agents who has been authorized by the Indenture Trustee to authenticate Notes, but the Agents will have no obligation or liability to the Company or the Indenture Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Indenture trustee on any such Note.

Payment of
Expenses:               Each Agent shall forward to the Company, on a monthly
                        basis, a statement of the reasonable out-of-pocket expenses incurred by such Agent during that month which are reimbursable to it pursuant to the terms of the Distribution Agreement. The Company will remit payment to the Agent currently on a monthly basis.

Delivery of
Prospectus:             A copy of the Prospectus, Prospectus Supplement and
                        Pricing Supplement relating to a Note must accompany or precede the earliest of any written offer of such Note, confirmation of the purchase of such Note or payment for such Note by its purchaser. If notice of a change in the terms of the Notes is received by an Agent between the time an order for an Note is placed and the time written confirmation thereof is sent by such Agent to a customer or his agent, such confirmation shall be accompanied by a Prospectus, Prospectus Supplement and Pricing
                        Supplement setting forth the terms in effect when the order was placed. Subject to "Suspension of Solicitation; Amendment or Supplement of Prospectus" above, each Agent will deliver a Prospectus, Prospectus
                        Supplement and Pricing Supplement as herein described with respect to each Note sold by it.

                                    EXHIBIT C


                                 TERMS AGREEMENT




E'town Corporation
600 South Avenue
Westfield, NJ 07091-0788

Attention:

         Subject in all respects to the terms and conditions of the Distribution Agreement (the "Distribution Agreement"), dated _________ __, 199_, among A.G. Edwards & Sons, Inc., Legg Mason Wood Walker, Incorporated and E'town Corporation (the "Company"), the undersigned agrees to purchase the following principal amount of the Company's ______________ Medium-Term Notes (the "Notes"):

Aggregate Principal Amount:  $

Interest Rate:

Date of Maturity:

Interest Payment Dates:

Regular Record Dates:

Purchase Price: % of Principal Amount [plus accrued interest from       , 199 ]

Purchase Date and Time:

Place for Delivery of Notes
and Payment Therefor Method of Payment:

Modification, if any, in the requirements to deliver the documents specified in
Section 6(b) of the Distribution Agreement:

Period during which additional Notes may not be sold pursuant to Section 4(m) of the Distribution Agreement:

Book-Entry Notes or Certificated Notes:

         This Agreement shall be governed by and construed in accordance with the laws of New Jersey.

                                       [Insert name of Purchaser(s)]





                                       By___________________________
                                         Title:



Accepted:        , 199_


E'TOWN CORPORATION



By___________________________
  Title:


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